Exhibit 8.1

[Schiff Hardin LLP Letterhead]

January 29, 2021

Elite Education Group International Limited

1209 N. University Blvd.

Middletown, OH 45042

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as counsel as to matters of United States law, including tax law, to Elite Education Group International Limited, a British Virgin Islands company (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form F-1 (Registration No. 333-251342) and all amendments thereto (as amended, the “Registration Statement”), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 15, 2020, in connection with the proposed offering (the “Offering”) of (A) 862,500 of units (the “Units”) of securities of the Company, with each Unit consisting of (a) one common share, par value $0.016 per share, of the Company, including 112,500 shares of Common Stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, (b) one Series A warrant to purchase one share of Common Stock (the “Series A Warrants”), and (c) one Series B warrant to purchase one share of Common Stock (the “Series B Warrants,” and collectively, with the Series A Warrants, the “Warrants”)); and (B) of underwriters’ warrants to purchase shares of Common Stock (and the shares of Common Stock issuable from time to time upon exercise of the Underwriters’ Warrants) (the “Underwriters’ Warrants”). The Common Stock, the Warrants, and Underwriters’ Warrants are referred to herein collectively as the “Securities.” The Securities are being sold to the several underwriters named in, and pursuant to, an underwriting agreement among the Company and such underwriters (“Underwriting Agreement”).

We have examined such documents and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver, and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed, and delivered by such parties and that such agreements or instruments are the valid, binding, and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon factual statements and factual representations of officers of the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the statements made in the Registration Statement, under the caption “Tax Consequences to U.S. Holders of Common Shares” to the extent such statements constitute statements of United States federal income tax law, are correct and accurate in all material respects. This opinion is given under Item 601 of Regulation S-K as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the prospectus, all of which are subject to change. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

Our opinion expressed above is limited to the tax laws of the United States. We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised if needed to remain accurate in all material respects as of the effective date of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

/s/ Schiff Hardin LLP